UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2021

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2021, the Board of Directors (the “Board”) of Fulcrum Therapeutics, Inc. (the “Company”), upon recommendation from the Nominating and Corporate Governance Committee of the Board, elected Sonja Banks as a member of the Board, effective December 8, 2021. Ms. Banks will serve as a Class I director with a term expiring at the Company’s 2023 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board has determined that Ms. Banks is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations. The election of Ms. Banks brings the size of the Board to nine members.

Ms. Banks is currently the chief executive officer of the International Dyslexia Association. Prior to that, she served in various leadership roles at the Sickle Cell Disease Association of America, Inc. (“SCDAA”), including as a senior advisor, president, and chief operating officer. Prior to joining the SCDAA, Ms. Banks was a director of community service and outreach at the St. Vincent’s Health System in Alabama and held key leadership roles at the United Negro College Fund and the United Way of Central Alabama. Ms. Banks has previously served on the National Heart, Lung, and Blood Institute’s Sickle Cell Disease Advisory Committee, Community Health Charities Board, and the American Society of Hematology’s Sickle Cell Disease Coalition. She is currently the first vice chairman for the 6:52 Aids Project Foundation. Ms. Banks earned a B.A. in Political Science from the University of Alabama and an M.P.A. in Public Administration & Business from Jacksonville State University.

There are no arrangements or understandings between Ms. Banks and any other persons pursuant to which she was elected as a director. There are no transactions in which Ms. Banks has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

Ms. Banks will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, a copy of which was filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-38978) filed with the Securities and Exchange Commission on March 4, 2021, including the award of a one-time nonqualified stock option under the Company’s 2019 Stock Incentive Plan to purchase 30,000 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Global Market on the effective date of Ms. Banks’ election.

In connection with her election, the Company and Ms. Banks will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) filed with the Securities and Exchange Commission on June 21, 2019. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Banks for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as a director of the Company.

A copy of the Company’s press release announcing Ms. Banks’ election is furnished, but not filed, as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated November 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: November 17, 2021	By:	/s/ Curt Oltmans
	Name:	Curt Oltmans
	Title:	General Counsel